Exhibit 99

FOR IMMEDIATE RELEASE

Contact:
Jim Gross
803-462-8160
jgross@netbank.com

Rich Jeffers
404-759-9153
rjeffers@netbank.com

NetBank, Inc. Reports Results for Fourth Quarter 2006

Anticipated restructuring costs and heightened non-conforming provision expense contribute to loss of $1.86 per share

ATLANTA (February 21, 2007) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported preliminary, unaudited financial results for the year ended December 31, 2006. The company recorded an after-tax loss of $86.3 million or $1.86 per share during the fourth quarter, compared with net income of $895,000 or $.02 per share during the same quarter a year ago. The company recorded a net loss of $202 million or $4.36 per share for the full year, compared with a net loss of $180,000 or $.00 per share for 2005.

The results set forth in this press release are preliminary and unaudited. As previously reported, the company recently engaged Porter Keadle Moore, LLP (“PKM”) to replace Ernst & Young LLP as its independent auditor. These preliminary results are subject to potential adjustments, which may be material, arising from subsequent events or the audit of the company’s financial statements for the year ended December 31, 2006 by PKM. The company currently believes that the 2006 audit, and related auditor attestation regarding the company’s internal control over financial reporting, will be completed in June 2007 and expects to file its Annual Report on Form 10-K for the 2006 fiscal year with the SEC on or before June 30, 2007, although no assurance can be given.

Key items worth noting include the following. All comparisons are on a sequential quarter basis unless noted otherwise.

•                  Accelerated Repurchase Activity.  As previously announced, repurchase requests in the non-conforming mortgage channel rose sharply following management’s decision to close the business and accelerated further at the end of the year. Provisions for the non-conforming channel were $30.3 million, an increase of $25.7 million from last quarter. Overall, provisions for the financial intermediary segment were $32.0 million versus $12.2 million the prior quarter. Management believes the worst of the non-conforming loan repurchase problem is now behind the company given the accelerated repurchase requests already received relative to the limited non-conforming production over the second half of 2006.

•                  Restructuring and Shutdown Costs.  During the quarter, the company exited several lines of business at a total cost of $21.3 million, in line with the company’s prior projections. Restructuring costs related to the company’s exit of FTI/QuickPost; its RV, boat and aircraft financing unit; its insurance operation; its auto lending unit; and the consolidation of its indirect conforming mortgage regional operating centers totaled $12.8 million. Shutdown costs related to the discontinuation of the company’s non-conforming mortgage operation totaled $8.5 million.

•                  Generation of Deferred Tax Asset.  As reported earlier, the company generated a significant deferred tax asset during the quarter. We recorded a valuation allowance for the asset totaling $23.4 million or $0.50 per share.

•                  Impairment of Goodwill.  As previously disclosed, management recorded a partial impairment charge related to goodwill and intangibles on the company’s ATM and merchant processing business during the quarter. The company recorded $9.7 million, or $0.21 per share, in goodwill and intangibles impairment associated with this business. The remaining goodwill and intangibles of $18.1 million is consistent with the pricing ranges the company recently observed when marketing the business for sale.

•                  Impact on Tangible Book Value Lessened.  Book value declined by $1.94 per share from $6.26 on September 30, 2006 to $4.32 on December 31, 2006. However, the impact on the company’s tangible book value was less. Tangible book value declined by $1.60 per share from $5.10 on September 30, 2006 to $3.50 on December 31, 2006. On an after-tax basis, the reported loss included the $9.7 million write down related to the company’s ATM and merchant processing business mentioned above that did not negatively impact tangible book value. (Details related to amounts excluded from tangible book value are provided in the attached Reconciliation of Non-GAAP Financial Measures.)

Management Commentary

“Last year, we were at a crossroads as a company,” said Steven F. Herbert, chief executive officer. “Market and economic pressures combined with our poor financial performance demanded dramatic changes.

“I’m proud of the fact that, in the span of 90 days, we were able to substantially execute a restructuring plan designed to stabilize the company’s operating profile and capital position. During the quarter, we sold, exited or shut down our non-conforming mortgage operation; our RV, boat and aircraft financing business; FTI and the QuickPost service; and NetInsurance. We consolidated two of our indirect conforming mortgage operating centers into our Columbia facility, and during December, we substantially effected a shut down of our auto lending unit.

“The final item remaining to be checked off our ‘to do’ list is the completion of the sale of our ATM and merchant processing business. We have a non-binding letter of intent in place and we are optimistic that a definitive agreement will be reached soon and the deal will close by the end of the first quarter. I am also pleased that we can check off ‘engage an audit firm’ which wasn’t on our original list of things to do.

“When we began this process, I likened it to driving through a tunnel. We had a roadmap, but we went in not knowing exactly what things would look like on the other side. Now that we’ve emerged, we’re evaluating our next steps. As we announced earlier this month, we are exploring longer-term strategic alternatives to drive shareholder value. We may also need to consider some different scenarios to proactively manage our risk-based capital.

“I’d be remiss if I didn’t thank our associates for all the hard work they have done since last October. That work has moved us closer to our goal of restoring profitability and stabilizing book value. While we evaluate our next steps, our operating priorities will continue to be moving our indirect conforming mortgage operation back toward breakeven as quickly as possible and generating cost-effective deposit growth at the bank.”

Retail Banking Segment Performance

Table 1 below details results in the company’s Retail Banking segment. The segment reported a pre-tax loss of $5.3 million, versus a loss of $1.7 million last quarter. Excluding expenses and restructuring costs for QuickPost, the decline is a result of a loss on the sale of a pool of auto loans. Exclusive of restructuring charges, the segment’s expenses were down $1.0 million from the previous quarter.

The bank’s average earning assets fell to $4.2 billion for the year, representing a decrease of $424 million or 9.2% from a year ago.

Table 1

RETAIL BANKING

($ in 000s, Unaudited)

	2006	2006
	4th Quarter	3rd Quarter	Change
Net interest income	$16,063	$16,878	$(815)
Provision for credit losses	2,043	2,410	(367)
Net interest income after provision	14,020	14,468	(448)
Loss on sales of loans	(1,856)	(33)	(1,823)
Fees, charges and other income	3,720	3,477	243
Total retail banking revenues	15,884	17,912	(2,028)
Total retail banking expenses	15,399	16,334	(935)
Restructuring costs — Online Bank	629	—	629
Pre-tax retail banking operations	(144)	1,578	(1,722)
Net QuickPost, PowerPost & NetServ results	(3,252)	(3,301)	49
Restructuring costs — QuickPost, PowerPost & NetServ	1,920	—	1,920
Pre-tax net loss	$(5,316)	$(1,723)	$(3,593)

Average earning assets	$3,724,980	$3,975,800	$(250,820)

Operations to average earning assets excluding QuickPost
Net interest income after provision	1.50%	1.46%	0.04%
Gain on sale, fees, charges and other income	0.20%	0.35%	(0.15%)
Total retail banking revenues	1.70%	1.81%	(0.11%)
Total retail banking expenses	1.72%	1.64%	0.08%
Pre-tax retail banking operations	(0.02)%	0.17%	(0.19%)

Additional performance drivers behind Retail Banking segment performance include the following.
All comparisons are on a sequential quarter basis unless noted otherwise.

•                  The company’s business finance operation continues to deliver consistently positive results. Pre-tax earnings for the quarter were flat at $3.1 million. Production was up $5.1 million, or 13.2%, to $44.3 million.

•                  Our auto lending business recorded a pre-tax loss of $709,000 compared to earnings of $410,000 last quarter. The decline was due to restructuring costs as management commenced the closing of that operation.

Financial Intermediary Segment Performance

Table 2 below details results in the company’s Financial Intermediary segment. The segment reported a pre-tax loss of $58.3 million this quarter compared with a loss of $39.5 million last quarter. The majority of the operating loss was centered in the company’s discontinued non-conforming operation, which recorded a pre-tax loss of $44.0 million.

The company’s conforming mortgage operations reported a pre-tax loss of $14.8 million, compared with a loss of $14.7 million last quarter. Conforming production fell by 28% to $1.5 billion due primarily to a drop in production during the quarter as management implemented a number of procedural and cultural changes within the indirect channel aimed at addressing the repurchase issues.

During the quarter, the company’s regional operating centers in Jacksonville, Fla., and Portland, Ore., were consolidated into the Columbia, S.C., facility. Management elected to continue operating the center located in St. Louis, Mo., based on its improved performance following the implementation of procedural and cultural changes throughout the channel. Maintaining the St. Louis center also provides a separate facility that can serve as a back up or overflow operation.

Table 2

FINANCIAL INTERMEDIARY

($ in 000s, Unaudited)

	2006	2006
	4th Quarter	3rd Quarter	Change
Net interest income	$(3,150)	$2,408	$(5,558)
Gain on sales of loans	10,311	5,927	4,384
Loss on sale of MSRs	(60)	(96)	36
Other income	481	245	236
Net Beacon credit services results	(126)	(103)	(23)
Net MG Reinsurance results	788	898	(110)
Total revenues	8,244	9,279	(1,035)
Salary and employee benefits	10,225	11,136	(911)
Occupancy and depreciation expense	4,596	5,110	(514)
Other expenses	6,673	6,992	(319)
Restructuring-related costs	981	—	981
Total expenses	22,475	23,238	(763)
Pre-tax loss from continuing operations	(14,231)	(13,959)	(272)
Loss from discontinued operations	(44,035)	(25,580)	(18,455)
Pre-tax loss from financial intermediary segment	$(58,266)	$(39,539)	$(18,727)

Production — continuing operations	$1,461,458	$2,026,938	$(565,480)
Production — discontinued operations	$173,207	$412,716	$(239,509)
Sales — continuing operations	$1,531,728	$1,992,825	$(461,097)
Sales — discontinued operations	$242,095	$435,066	$(192,971)

Total revenues to sales — continuing operations	0.54%	0.47%	0.07%
Total expenses to production — continuing operations	1.54%	1.15%	0.39%
Pre-tax margin — continuing operations	(1.00%)	(0.68%)	(0.32%)

Additional performance drivers behind Financial Intermediary segment performance include the following. All comparisons are on a sequential quarter basis unless noted otherwise.

•                    Conforming production totaled $1.5 billion, a decrease of $565 million or 28% due to seasonal factors and management’s decision to slow production as it implemented the changes mentioned above. Conforming sales fell by 23% to $1.5 billion. The channel’s revenue margin improved to 54 bps.

•                    Gain on sales of loans in the conforming channel improved to $10.3 million, an increase of $4.4 million or 73.9%, due to improvements in net hedge results.

Transaction Processing Segment Performance

Table 3 below details results in the company’s Transaction Processing segment. The segment recorded a pre-tax loss of $9.5 million, compared to a loss of $2.4 million the previous quarter.

The loss was driven primarily by management’s decision to record a partial impairment charge related to goodwill and intangibles on the company’s ATM and merchant processing business, as mentioned earlier in this release. The company began marketing the business for sale during the quarter and now has a non-binding letter of intent in place. Management elected to write down the carrying value of the underlying ATM and merchant processing contracts based on the pricing ranges it observed during the marketing effort.

 Table 3

TRANSACTION PROCESSING

($ in 000s, Unaudited)

	2006	2006
	4th Quarter	3rd Quarter	Change
Total revenue	$5,754	$5,517	$237
Total expenses	15,243	7,894	7,349
Pre-tax loss	$(9,489)	$(2,377)	$(7,112)

Servicing Asset Segment Performance

Table 4 below details results in the company’s Servicing Asset segment. The segment reported a pre-tax loss of $2.3 million compared with a pre-tax loss of $51.3 million last quarter. The improvement was a result of the company’s sale of the majority of its mortgage servicing rights at the end of the third quarter. Since the sale closed on the last day of the third quarter, the full effect wasn’t seen until the fourth quarter. The sale enabled the company to eliminate significant earnings volatility going forward, and it will no longer have the same exposure to impairment and hedge-related losses.

 Table 4

SERVICING ASSET

($ in 000s, Unaudited)

	2006	2006
	4th Quarter	3rd Quarter	Change
Net interest income	$750	$395	$355
Servicing fees	2,139	7,095	(4,956)
Loss on sale of MSRs	532	(29,702)	30,234
Other income	126	102	24
Total revenue	3,547	(22,110)	25,657
Amortization of MSRs	2,539	6,981	(4,442)
Subservicing fees paid	882	2,345	(1,463)
Other expenses	108	543	(435)
Total expenses	3,529	9,869	(6,340)
Pre-tax servicing margin	18	(31,979)	31,997
Loss on hedges	(851)	(4,357)	3,506
(Impairment)	(1,534)	(1,474)	(60)
Loss on sale of securities	110	(13,461)	13,571
Net hedge results	(2,275)	(19,292)	17,017
Net pre-tax loss	$(2,257)	$(51,271)	$49,014

First Quarter Earnings Outlook

Analyst estimates for first quarter results currently range from a loss of $0.08 to a loss of $0.24. Management is presently biased to the lower end of the range and cautions there is still key downside risk related to:

•                  Moving our indirect conforming mortgage operation back to breakeven; and

•                  Our inability to recognize tax benefits until we return to profitability.

Supplemental Financial Data

The company posts additional financial information directly to its Web site. We publish a report that breaks out quarterly results by line of business within each segment. This report is designed to give interested parties a more granular look at the company’s results and to make it easier for them to monitor performance trends.

You can access this material at www.netbankinc.com. Go to the “Investor Relations” area and click on the “Financial Data” link. Within this same area, we post a monthly report that shows key operating statistics for the company’s major lines of business. Management also uses this report to update the company’s quarterly earnings guidance as needed. The company publishes this report around the 20th of each month and files it simultaneously with the Securities Exchange Commission under Form 8-K.

Conference Call Information

Management has scheduled a conference call to discuss today’s reported results with investors, financial analysts and other interested parties. The call will be held today at 10 a.m. EST. Interested parties may dial in or listen via an audiocast on the company’s Web site.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Steven F. Herbert
Pass Code:	NetBank
Domestic:	1-888-677-1895
International:	+1-210-795-9306
One-Week Replay:	1-800-879-5513 or +1-402-220-4734

About NetBank, Inc.

NetBank, Inc. (NASDAQ: NTBK) is a financial holding company that operates a family of businesses focused primarily on consumer and small business banking as well as conforming mortgage lending. The company’s businesses have a shared value proposition of providing consumers in select markets a superior combination of price, service and experience through skilled associates and advanced technology systems. Retail brands include NetBank and Market Street Mortgage. For more information, please visit www.netbankinc.com.

###

Preliminary, Unaudited Financial Information

While the company believes that the preliminary, unaudited information set forth in this release has been prepared in accordance with accounting principles generally accepted in the United States, or “GAAP,” and that all adjustments necessary for a fair presentation thereof have been made, the company can give no assurance that all adjustments are final or that all adjustments necessary for a fair presentation of the financial results in accordance with GAAP have been identified.  All results included in this press release shall be considered preliminary until the audit of the company’s financial statements for the year ended December 31, 2006 is completed and the company files its 2006 Form 10-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements in this press release include but are not limited to: 1) The company’s expectation that it’s 2006 Form 10-K will be filed with the SEC by the end of June 2007; 2) Management’s belief that the worst of the non-conforming loan repurchase problem is now behind the company; 3) A definitive agreement regarding the sale of the company’s ATM and merchant processing business being reached and the deal closing by the end of the first quarter; 4) A decision by management to undertake additional capital management strategies.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for internet banking and financial services generally; 2) the public’s perception of the internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions that could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the company’s litigation over leases originated by Commercial Money Center, Inc.; and 10) increased competition and regulatory changes.

Further information relating to these and other factors that may impact the company’s results of operations and such forward-looking statements are disclosed in the company’s filings with the SEC, including under the caption “Item 1A. Risks Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, as well as Exhibit 99.2 to its Current Report on Form 8-K filed with the SEC on January 3, 2007. Except as required by the securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

($ in 000s, Unaudited)

	December 31,	September 30,
	2006
Shareholders equity	$229,007	$290,598
Goodwill and intangibles	43,724	53,849
Tangible equity	$185,283	$236,749
Outstanding shares	52,982	46,397
Tangible book value	$3.50	$5.10

NetBank, Inc.
Consolidated Statements of Operations
For the year ended December 31,
(In 000s except per share data)
(Unaudited)

	2006						2005
					Other/	Consolidated	Consolidated
	Retail Banking	Financial Intermediary	Transaction Processing	Servicing Asset	Corporate overhead	NetBank, Inc.	NetBank, Inc.

Interest income:
Loans and leases	$117,553	$66,052	$48	$—	$584	$184,237	$187,773
Investment securities	26,593	6	—	—	—	26,599	35,085
Short-term investments	1,131	748	1,007	1,027	—	3,913	2,140
Inter-segment	91,777	262	—	9,025	(101,064)	—	—
Total interest income	237,054	67,068	1,055	10,052	(100,480)	214,749	224,998

Interest expense:
Deposits	96,838	—	—	—	—	96,838	70,483
Other borrowed funds	47,799	841	588	308	2,681	52,217	62,445
Inter-segment	20,248	59,996	373	7,387	(101,582)	(13,578)	(14,579)
Total interest expense	164,885	60,837	961	7,695	(98,901)	135,477	118,349
Net interest income	72,169	6,231	94	2,357	(1,579)	79,272	106,649
Provision for credit losses	8,424	112	—	—	—	8,536	11,047
Net interest income after provision for credit losses	63,745	6,119	94	2,357	(1,579)	70,736	95,602

Non-interest income:
Mortgage servicing fees	14	2,107	5,994	29,534	—	37,649	50,414
Amortization of MSRs	—	(147)	—	(29,957)	—	(30,104)	(45,389)
(Impairment) recovery of MSRs	—	—	—	(8,914)	—	(8,914)	14,055
Losses on derivatives	153	—	—	(16,562)	—	(16,409)	(880)
(Loss) gain on sales of investment securities	—	—	—	(13,461)	—	(13,461)	4,675
Service charges and fees	11,450	(1)	8,521	—	—	19,970	20,570
Gain on sales of loans	(1,581)	53,407	—	—	(470)	51,356	81,458
Loss on sales of MSRs	—	(455)	—	(29,702)	—	(30,157)	(622)
Other income	4,183	2,155	1,470	822	(933)	7,697	9,891
Intersegment servicing/processing fees	—	—	10,613	—	(10,613)	—	—
Total non-interest income	14,219	57,066	26,598	(68,240)	(12,016)	17,627	134,172

Non-interest expense:
Salaries and benefits	19,744	52,347	9,647	—	27,863	109,601	104,164
Customer service	10,248	—	365	—	143	10,756	13,632
Marketing costs	5,757	4,831	293	—	455	11,336	12,260
Data processing	10,733	2,512	2,057	—	2,492	17,794	17,435
Depreciation and amortization	6,951	7,446	3,799	—	3,003	21,199	20,918
Office expenses	8,673	4,075	1,886	—	(763)	13,871	9,758
Occupancy	4,112	12,126	1,001	—	6,827	24,066	19,601
Travel and entertainment	723	1,577	332	—	867	3,499	4,232
Professional fees	2,492	4,413	1,450	12	4,650	13,017	16,982
Prepaid lost interest from curtailments	—	21	—	1,915	—	1,936	4,289
Impairment of goodwill	—	6,358	13,337	—	—	19,695	—
Other	10,095	11,235	2,262	58	(13,043)	10,607	10,216
Restructing and other associated costs	2,549	981	—	—	9,299	12,829	—
Inter-segment servicing/processing fees	453	(519)	—	8,139	(10,613)	(2,540)	(5,355)
Total non-interest expense	82,530	107,403	36,429	10,124	31,180	267,666	228,132
(Loss) income before income taxes	$(4,566)	$(44,218)	$(9,737)	$(76,007)	$(44,775)	(179,303)	1,642
Income tax benefit (expense)						48,749	(1,497)
Net (loss) income from continuing operations						$(130,554)	$145
(Loss) from discontinued operations, net of income tax						(71,437)	(325)
Net loss						$(201,991)	$(180)

Net loss per common and potential common shares outstanding:
Basic						$(2.82)	$0.00
Basic EPS from discontinued operations						$(1.54)	(0.00)
Basic EPS						$(4.36)	$0.00
Diluted						$(2.82)	$0.00
Diluted EPS from discontinued operations						$(1.54)	(0.00)
Diluted EPS						$(4.36)	$0.00

Weighted average common and potential common shares outstanding:
Basic						46,343	46,193
Diluted						46,343	46,193

NetBank, Inc.
Consolidated Statements of Operations
For the three months ended December 31,
(In 000s except per share data)
(Unaudited)

	2006						2005
					Other/
	Retail	Financial	Transaction	Servicing	Corporate	Consolidated	Consolidated
	Banking	Intermediary	Processing	Asset	overhead	NetBank, Inc.	NetBank, Inc.

Interest income:
Loans and leases	$27,447	$11,737	$21	$—	$114	$39,319	$49,096
Investment securities	3,970	1	—	—	—	3,971	8,916
Short-term investments	451	219	1,007	1,027	—	2,704	583
Inter-segment	21,927	80	—	713	(22,720)	—	—
Total interest income	53,795	12,037	1,028	1,740	(22,606)	45,994	58,595

Interest expense:
Deposits	27,271	—	—	—	—	27,271	21,491
Other borrowed funds	6,744	92	588	153	703	8,280	16,579
Inter-segment	3,761	14,699	89	838	(22,779)	(3,392)	(4,548)
Total interest expense	37,776	14,791	677	991	(22,076)	32,159	33,522
Net interest income	16,019	(2,754)	351	749	(530)	13,835	25,073
Provision for credit losses	2,043	10	—	—	—	2,053	3,658
Net interest income after provision for credit losses	13,976	(2,764)	351	749	(530)	11,782	21,415

Non-interest income:
Mortgage servicing fees	4	514	2,029	2,138	—	4,685	12,337
Amortization of MSRs	—	(53)	—	(2,539)	—	(2,592)	(10,516)
(Impairment) recovery of MSRs	—	—	—	(1,534)	—	(1,534)	10,831
(Loss) gain on derivatives	153	—	—	(743)	—	(590)	(731)
Loss on sales of investment securities	—	—	—	—	—	—	493
Service charges and fees	2,560	(1)	2,091	—	—	4,650	5,431
(Loss) gain on sales of loans	(1,857)	10,618	—	—	(61)	8,700	24,361
Loss on sales of MSRs	—	(61)	—	—	—	(61)	(174)
Other income	876	472	15	657	(281)	1,739	2,135
Intersegment servicing/ processing fees	—	—	1,270	—	(1,270)	—	—
Total non-interest income	1,736	11,489	5,405	(2,021)	(1,612)	14,997	44,167

Non-interest expense:
Salaries and benefits	4,759	10,506	2,277	—	6,500	24,042	28,278
Customer service	2,079	—	109	—	30	2,218	3,516
Marketing costs	1,476	863	61	—	74	2,474	3,360
Data processing	2,500	575	450	—	409	3,934	4,429
Depreciation and amortization	1,739	1,682	934	—	821	5,176	5,406
Office expenses	2,002	792	505	—	(121)	3,178	2,504
Occupancy	899	2,972	252	—	1,779	5,902	5,233
Travel and entertainment	120	275	49	—	210	654	1,237
Professional fees	604	1,570	326	12	1,103	3,615	4,367
Prepaid lost interest from curtailments	—	3	—	79	—	82	944
Impairment of goodwill	—	—	9,655	—	—	9,655	—
Other	2,198	2,781	627	12	(3,346)	2,272	3,107
Restructuring and other associated costs	2,549	981	—	—	9,299	12,829	—
Inter-segment servicing/ processing fees	103	(44)	—	882	(1,270)	(329)	(1,419)
Total non-interest expense	21,028	22,956	15,245	985	15,488	75,702	60,962
(Loss) income before income taxes	$(5,316)	$(14,231)	$(9,489)	$(2,257)	$(17,630)	(48,923)	4,620
Income tax benefit (expense)						3,513	(2,298)
Net (loss) income from continuing operations						$(45,410)	$2,322

Loss from discontinued operations, net of income tax						(40,913)	(1,427)
Net (loss) income						$(86,323)	$895

Net (loss) income per common and potential common shares outstanding:
Basic						$(0.98)	$0.05
Basic EPS from discontinued operations						$(0.88)	(0.03)
Basic EPS						$(1.86)	$0.02
Diluted						$(0.98)	$0.05
Diluted EPS from discontinued operations						$(0.88)	(0.03)
Diluted EPS						$(1.86)	$0.02

Weighted average common and potential common shares outstanding:
Basic						46,425	46,168
Diluted						46,425	46,480

NetBank, Inc.
Condensed Consolidated Balance Sheet
(In 000s except per share data)
(Unaudited)

	December 31, 2006	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents:
Cash and due from banks	$607,600	$347,980	$126,666
Cash equivalents and fed funds	22,712	21,995	23,590
Total cash, cash equivalents and fed funds	630,312	369,975	150,256
Investment securities available for sale-at fair value	294,280	252,546	626,077
Stock of Federal Home Loan Bank of Atlanta—at cost	36,507	36,507	67,049
Loans held for sale	720,715	946,475	1,233,918
Loan and lease receivables—net of allowance for losses	1,759,097	1,910,770	2,224,363
Mortgage servicing rights—net	35,579	39,076	201,880
Accrued interest receivable	12,281	16,555	16,698
Furniture, equipment and capitalized software—net	38,962	48,261	54,420
Goodwill and other intangibles—net	43,724	53,849	85,097
Due from servicers and investors	16,630	113,624	26,557
Stock subscription receivable	25,350	—	—
Other assets	74,016	61,770	85,304
Total assets	$3,687,453	$3,849,408	$4,771,619

Liabilities
Deposits	$2,615,636	$2,728,316	$2,793,847
Other borrowed funds	657,515	654,033	1,348,240
Subordinated debt	32,477	32,477	32,477
Accrued interest payable	33,443	24,049	17,595
Loans in process	20,712	31,843	34,060
Representations and warranties	14,741	21,550	20,668
Restructuring-related liabilities	11,637	—	—
Accounts payable and accrued liabilities	71,375	65,633	123,877
Total liabilities	3,457,536	3,557,901	4,370,764

Minority interests in affiliates	910	909	676

Shareholders’ equity
Preferred stock, no par	—	—	—
Common stock, $.01 par	528	528	528
Common stock subscribed	65	—	—
Additional paid-in capital	457,905	434,303	432,140
Retained (deficit) earnings	(165,136)	(78,661)	39,005
Accumulated other comprehensive loss, net of tax	(2,959)	(3,310)	(7,965)
Treasury stock, at cost	(61,396)	(62,262)	(62,276)
Unearned compensation	—	—	(1,253)
Total shareholders’ equity	229,007	290,598	400,179

Total liabilities, minority interests and shareholders’ equity	$3,687,453	$3,849,408	$4,771,619

NetBank, Inc. Consolidated
Selected Financial and Operating Data
(In 000s except per share data)
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2006	2006	2005
Consolidated:

Net (loss) income	$(86,323)	$(73,281)	$895
Total assets	$3,687,453	$3,849,408	$4,771,619
Total equity	$229,007	$290,598	$400,179
Shares outstanding	52,982	46,397	46,396
Return on average equity	(110.42%)	(86.06%)	0.89%
Return on average assets	(8.55%)	(7.06%)	0.07%
Book value per share	$4.32	$6.26	$8.63
Tangible book value per share	$3.50	$5.10	$6.79

NetBank, FSB:

Deposits	$2,620,841	$2,734,080	$2,796,029
Customers	248,229	268,769	285,669

Estimated Capital Ratios:
Tier 1 core capital ratio	4.83%	6.38%	6.51%
Total risk-based capital ratio	9.07%	10.13%	10.32%

Asset quality numbers:
CMC Lease portfolio	$25,423	$25,505	$26,054
Non-performing loan and lease receivables	7,716	7,300	6,995
Total non-performing loan and lease receivables	33,139	32,805	33,049
Non-performing loans held for sale	91,138	50,418	49,255
Total non-performing loans and leases	124,277	83,223	82,304
Repossessed assets (2)	14,285	13,357	8,200
Total non-performing assets	$138,562	$96,580	$90,504

Allowance for credit losses (ALLL)	$28,042	$26,477	$27,601
Net charge-offs of loan and lease receivables	$(4,081)	$(3,301)	$(2,786)

Asset quality ratios:
Total non-performing asets / average assets	3.43%	2.33%	1.78%
ALLL / total non-performing loan and leae receivables	84.62%	80.71%	83.52%
Net annualized charge-off / total assets	0.44%	0.34%	0.23%

Mortgage Banking:

Production Activity:
Retail	$679,055	$779,963	$934,184
Correspondent	506,248	833,138	904,354
Wholesale	265,524	392,350	568,789
RMS	10,631	21,487	52,185
Total Agency-eligible	1,461,458	2,026,938	2,459,512
Non-conforming	173,207	412,716	807,110
Total	$1,634,665	$2,439,654	$3,266,622

Sales Activity:
Third party sales	$1,773,823	$2,419,711	$3,302,059
Intercompany sales	—	8,180	56,449
Total sales	$1,773,823	$2,427,891	$3,358,508

Pipeline:
Locked conforming mortgage loan pipeline	$520,044	$610,853	$929,205

UPB of loans serviced:	$13,665,809	$14,960,710	$17,107,575

(1)             Held for sale assets are carried at the  lower of cost or market (LOCOM).  LOCOM adjustments, under GAAP, are direct reductions of the assets’ carrying values and are not considered allowances.

(2)             Repossessed assets are carried at net realizable value.